EXHIBIT A

                             JOINT FILING AGREEMENT

     The Schedule 13D, relating to Common Stock of Universal Hospital Services, Inc., dated December 13, 1996, is filed on behalf of Wynnefield Partners Small Cap Value, L.P. and Channel Partnership II.


Dated: December 13, 1996

Wynnefield Partners Small Cap Value, L.P.            Channel Partnership II


By:  /s/ Nelson Obus                                  By:  /s/ Nelson Obus
     --------------------                                  -----------------
         General Partner                                   General Partner